                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement              [ ] Confidential, For Use of the Commission
                                                 Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  Scient, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

* The Registrant expects to release definitive proxy statements to security holders on or about May 3, 2002.

2


                                  [SCIENT LOGO]

                                  SCIENT, Inc.
                                 79 Fifth Avenue
                               NEW YORK, NY 10003

                                 April __, 2002

TO THE STOCKHOLDERS OF SCIENT, INC.

Dear Stockholder:

         The Annual Meeting of Stockholders (the "Annual Meeting") of Scient, Inc., a Delaware corporation ("Scient"), will be held at 860 Broadway, New York, New York on ____, May ___, 2002, at _____ A.M., Eastern Time.

         Details of the business to be conducted at the Annual Meeting are in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

         It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

         On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Scient. We look forward to seeing you at the Annual Meeting.



                                       Sincerely,



                                       /s/ Christopher M. Formant
                                       Christopher M. Formant
                                       President and Chief Executive Officer

3


                                  [SCIENT LOGO]

                                  SCIENT, INC.
                                 79 Fifth Avenue
                               NEW YORK, NY 10003
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY ___, 2002

         The Annual Meeting of Stockholders (the "Annual Meeting") of Scient, Inc., a Delaware corporation ("Scient"), will be held at 860 Broadway, New York, New York on ____, May ___, 2002, at _____ A.M., Eastern Time, for the following purposes:

         1. To re-elect two (2) directors to the Board of Directors to serve until the 2005 annual meeting of stockholders or until their successors have been duly elected and qualified;

         2. To ratify the appointment of KPMG LLP as Scient's independent public accountants for the calendar year ending December 31, 2002;

         3. To approve each amendment to Scient's Amended and Restated Certificate of Incorporation and to authorize the Board of Directors to effect a reverse stock split of Scient's issued and outstanding common stock (our "Common Stock") in a ratio of 1-for-10, 1-for-15, or 1-for-20, as determined by our Board of Directors, at any time before the 2003 annual meeting of stockholders; and

         4. To act upon any and all matters incident to the foregoing, and such other business as may legally come before the meeting and any adjournments or postponements thereof.

         The foregoing items of business are more fully described in the attached Proxy Statement.

         Only stockholders of record at the close of business on April 18, 2002, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at Scient's headquarters located at 79 Fifth Avenue, New York, New York 10003, during ordinary business hours for the ten-day period prior to the Annual Meeting.



                                       BY ORDER OF THE BOARD OF DIRECTORS,



                                       /s/ Jacques Tortoroli
                                          --------------------------------------
                                          Secretary


New York, New York
April __, 2002

                                    IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

4


                                  SCIENT, INC.
                                 79 FIFTH AVENUE
                               NEW YORK, NY 10003
                            ------------------------

                                 PROXY STATEMENT
                            ------------------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY __, 2002

         These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Scient, Inc., a Delaware corporation ("Scient"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 860 Broadway, New York, New York on ____, May ___, 2002, at _____ A.M., Eastern Time, and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about May _, 2002.

                               PURPOSE OF MEETING

         The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. These proposals are described in more detail in this Proxy Statement.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

         Scient's Common Stock is the only type of security entitled to vote at the Annual Meeting. On April 18, 2002, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were _____________ shares of Common Stock outstanding. Each stockholder of record on such date is entitled to one vote for each share of Common Stock held by such stockholder on such date. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

QUORUM REQUIRED

         Scient's bylaws provide that the holders of a majority of Scient's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTES REQUIRED

         PROPOSAL 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The two (2) nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

         PROPOSAL 2. Ratification of the appointment of KPMG LLP as Scient's independent public accountants for the calendar year ending December 31, 2002, requires the affirmative vote of a majority of those shares present in person, or represented by proxy. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

         PROPOSAL 3. Adoption of each amendment to Scient's Amended and Restated Certificate of Incorporation to effectuate the reverse stock split requires the affirmative vote of a majority of all outstanding shares. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

PROXIES

5


         Whether or not you are able to attend the Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by Scient's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR Proposals Nos. 1, 2, and 3 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of Scient at Scient's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

SOLICITATION OF PROXIES

         Scient will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. Scient may reimburse brokerage houses, fiduciaries and custodians representing beneficial owners of shares for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of Scient. No additional compensation will be paid to these individuals for any such services.

6


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Scient's Amended and Restated Certificate of Incorporation provides for a classified Board of Directors, with the terms of office of each of three classes of directors ending in successive years. Scient currently has authorized eight directors. Seven directors have been appointed and there is currently one vacancy. At the Annual Meeting, two (2) directors are being nominated to be re-elected, to serve until Scient's 2005 annual meeting of stockholders or until their successors are elected and qualified. We intend for the existing vacancy on our Board to remain vacant until our Board of Directors desires to fill such vacancy. Pursuant to our Bylaws, a vacancy on the Board of Directors may be filled by a majority of the directors then in office.

         The directors who are being nominated for re-election to the Board of Directors (collectively, the "Nominees"), their ages as of December 31, 2001, their positions and offices held with Scient and certain biographical information, are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted "FOR" any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The two (2) Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of Scient.

                                                      YEAR TERM
                  NOMINEES                     AGE     EXPIRES     POSITIONS AND OFFICES HELD WITH SCIENT
                  --------                     ---    ---------    --------------------------------------
Frank K. Bynum, Jr. (1)(2)(3)................  39       2005       Director
Eric Greenberg (3)...........................  36       2005       Director

---------------
(1) Member of Audit and Finance Committee
(2) Member of Compensation Committee
(3) Member of Executive Committee

         Frank K. Bynum, Jr. (39) has served as a director of Scient since its formation. Scient was formed on July 31, 2001, in anticipation of the combination of Scient Corporation and iXL Enterprises, Inc. ("iXL Enterprises"). Previously, Mr. Bynum served as a director of iXL Enterprises. Mr. Bynum has held various positions of increasing responsibility with Kelso & Company since 1987, and currently serves as one of its Managing Directors. Mr. Bynum also serves as a director of CDT Holdings, plc, Citation Corporation, HCI Direct, Inc., 21st Century Newspapers, Inc. and Fairport Communications, Inc. Mr. Bynum received a Bachelor of Arts degree in History from the University of Virginia.

         Eric Greenberg (36) has served as a director of Scient since its formation. Mr. Greenberg was the founder of Scient Corporation (one of the predecessor entities of Scient) and previously served as its Chairman Emeritus. In April 2000, Mr. Greenberg founded Twelve Entrepreneuring, Inc., a technology operating company, and served as its co-Chairman and co-CEO until December 2000, and then became its Chairman Emeritus. Also in April 2000, Mr. Greenberg became President and CEO of Innovation Investments, LLC, an investment holding company for Mr. Greenberg. Mr. Greenberg served as Scient Corporation's President and Chief Executive Officer from December 1997 to February 1998 and as its Chairman from November 1997 to April 2000. Prior to founding Scient Corporation, from February 1996 to November 1996, Mr. Greenberg was Founder, Chairman and Chief Executive Officer of Viant, a systems integrator. Prior to founding Viant, he held various positions at Gartner Group, a market research company, from April 1992 to December 1995, most recently as the Vice President that launched their interactive business. Mr. Greenberg previously served as a management consultant with Price Waterhouse (now PricewaterhouseCoopers) and Andersen Consulting (now Accenture). Mr. Greenberg received a Bachelor of Business Administration degree in Finance from the University of Texas at Austin. Mr. Greenberg serves on the Development Board of the Shoah Foundation, is active in healthcare and education causes, and is a recipient of the

7


Einstein Technology Innovation Award from the State of Israel and the Jerusalem Fund.

         Set forth below is information regarding the continuing directors of Scient, including their ages as of December 31, 2001, the period during which they have served as directors, and information furnished by them as to principal occupations and directorships held in corporations whose shares are publicly registered.

CLASS II CONTINUING DIRECTORS -- TERM ENDING IN 2003

         Jeffrey T. Arnold (32) has served as a director of Scient since November, 2001. Previously, Mr. Arnold was a director of iXL Enterprises. Mr. Arnold is also the Chief Executive Officer and on the board of directors of Convex Management Corporation. Mr. Arnold also served as the Chief Executive Officer and a director of WebMD Corporation and founded and served as Chairman of the Board and Chief Executive Officer of WebMD, Inc. (a predecessor to WebMD Corporation). From April 1994 until Endeavor Technologies, Inc.'s merger with WebMD, Inc. in March 1997, Mr. Arnold served in various capacities at Endeavor Technologies, Inc., including as Chairman and Chief Executive Officer. Mr. Arnold attended the University of Georgia.

         U. Bertram (Bert) Ellis, Jr. (47) has served as a director of Scient and as its Vice Chairman of the Board since its formation. Previously, Mr. Ellis founded iXL Enterprises in March 1996 and served as its Chairman of the Board of Directors. Mr. Ellis also served as iXL Enterprises' Chief Executive Officer from March 1996 until February 2001. Prior to founding iXL Enterprises, Mr. Ellis founded Ellis Communications, Inc., an owner of television and radio stations, in 1993, and served as its President from 1993 to 1996. Prior to founding Ellis Communications, Inc., Mr. Ellis served as President, Chief Executive Officer and Chief Operating Officer of Act III Broadcasting, Inc., an owner of television stations, from 1986 to 1992. Mr. Ellis received a Bachelor of Arts degree in Economics from the University of Virginia and an MBA from the University of Virginia Graduate School of Business Administration.

         Robert M. Howe (56) has served as Scient's Chairman since its formation. Previously, Mr. Howe served as Scient Corporation's Chairman and Chief Executive Officer. Prior to joining Scient Corporation, Mr. Howe was General Manager of the IBM Worldwide Banking, Finance and Securities Industry Group from January 1996 to March 1998. From November 1994 to January 1996, Mr. Howe managed IBM's North American Banking, Finance and Securities Industry Group. From March 1991 to November 1994, Mr. Howe founded and ran the IBM Consulting Group. From January 1976 to February 1991, Mr. Howe was a consultant at Booz Allen & Hamilton, a management consulting firm. Mr. Howe is a member of the boards of directors of the Development Bank of Singapore and S.C. Johnson Commercial Markets. Mr. Howe received a Bachelor in Business Administration degree from Southern Methodist University and an MBA from the Harvard University Graduate School of Business.

CLASS III CONTINUING DIRECTORS -- TERM ENDING IN 2004

         Christopher M. Formant (49) has served as a director of Scient and as its President and Chief Executive Officer since its formation. Previously, Mr. Formant served as a director of iXL Enterprises and as its President and Chief Executive Officer. Prior to joining iXL Enterprises, Mr. Formant was with PricewaterhouseCoopers from 1993 to January 2001. His positions there included Global Banking Consulting Leader and Americas Banking Industry Chairman with its predecessor firm, Coopers & Lybrand. From 1991 to 1993, he was Managing Partner of Farash & Co., a financial services consulting firm. From 1990 to 1991, he was Executive Vice president of MBNA America. Mr. Formant graduated from Washington and Lee University with a Bachelor of Science degree in Commerce and earned his MBA in Finance and Investments from George Washington University.

         Stephen A. Mucchetti (59) has served as a director of Scient since its formation, and had served as Scient's Executive Vice President and Chief Operating Officer until December 31, 2001. Mr. Mucchetti became Scient's Vice Chairman in January 2002. Previously, Mr. Mucchetti served on the board of directors of Scient Corporation and served as Scient Corporation's President and Chief Operating Officer. Prior to joining Scient Corporation, from October 1992 to October 1998, Mr. Mucchetti was with the IBM Company, serving last as the

8


General Manager of IBM's Telecommunications and Media Group. Prior to joining IBM, Mr. Mucchetti was a Partner in the consulting division of Coopers & Lybrand (now PricewaterhouseCoopers)from January 1984 to November 1989 and was Managing Partner for Coopers & Lybrand's Northeast United States region from November 1989 to October 1992. Prior to joining Coopers & Lybrand, he was a consultant at Booz Allen & Hamilton from December 1975 to January 1984, serving as Vice President from 1978 to 1984. From 1964 to 1975, Mr. Mucchetti was with The Western Union Telegraph Company. He received a Bachelor of Science degree in Electrical Engineering from Villanova University.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         From November 7, 2001 (the date of the business combination of Scient Corporation and iXL Enterprises) until December 31, 2001, the Board of Directors held one meeting and acted by written consent in lieu of a meeting on six occasions. During such period, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has four (4) standing committees: the Executive Committee, the Audit and Finance Committee, the Compensation Committee, and the Secondary Committee.

         From November 7, 2001 until December 31, 2001, the Executive Committee of the Board of Directors did not hold any meetings and did not act by written consent in lieu of a meeting. The Executive Committee possesses all of the powers and authority of the Board as determined by the Board in the authorizing resolution. The current members of the Executive Committee are Messrs. Bynum, Ellis, Howe, and Greenberg.

         From November 7, 2001 until December 31, 2001, the Audit and Finance Committee of the Board of Directors did not hold any meetings and did not act by written consent in lieu of a meeting. The Audit and Finance Committee reviews, acts on and reports to the Board of Directors with respect to various auditing, financial, and accounting matters, including the selection of Scient's independent accountants, the scope of the annual audits, fees to be paid to Scient's accountants, the performance of Scient's accountants and the accounting practices of Scient. The current members of the Audit and Finance Committee are Messrs. Arnold, Mucchetti, and Bynum, with the chair being held by Mr. Bynum.

         From November 7, 2001 until December 31, 2001, the Compensation Committee of the Board of Directors held one meeting and did not act by written consent in lieu of a meeting. The Compensation Committee administers Scient's 2001 Equity Incentive Plan, and makes decisions concerning salaries and incentive compensation for its employees. The current members of the Compensation Committee are Messrs. Ellis, Formant, and Bynum.

         The Board of Directors formed a Secondary Committee for the purpose of awarding grants to non-officer employees and consultants of Scient and its subsidiaries, under Scient's 2001 Equity Incentive Plan. From November 7, 2001, until December 31, 2001, the Secondary Committee did not hold any meetings and acted by written consent in lieu of a meeting on one occasion. The sole member of the Secondary Committee is Mr. Formant.

DIRECTOR COMPENSATION

         Currently, directors of Scient who are also full-time employees of Scient receive no compensation for their services as directors other than quarterly grants of options to purchase 5,000 shares of our common stock. However, Mr. Bynum has to date elected to not receive any such options. Additionally, each non-employee director of Scient currently receives no compensation for services on our Board of Directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

9


                  INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
                PRINCIPAL STOCKHOLDERS, DIRECTORS, AND MANAGEMENT

         The following table sets forth, as of April 18, 2002, information with respect to shares beneficially owned by (1) each person who we know to be the beneficial owner of more than five percent of our outstanding shares of Common Stock; (2) each of the Named Executive Officers (as defined below); (3) each of our directors and (4) all current directors and executive officers as a group. We have determined beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares beneficially owned by such person is deemed to include the number of shares beneficially owned by that person (and only that person) by reason of such acquisition rights. Therefore, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. The percentage of beneficial ownership for the following table
is based on              shares of our Common Stock outstanding as of April 18,
2002. Unless otherwise indicated, the address for each listed stockholder is: c/o Scient, Inc., 79 Fifth Avenue, New York, New York 10003. To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock indicated.

                                                       Aggregate
                                                       Number of                             Total Number
                                                         Shares           Acquirable          of Shares          Percentage
                                                      Beneficially          Within           Beneficially         of Shares
                                                        Owned(1)          60 Days(2)            Owned            Outstanding
Name                                                      (a)                 (b)         (columns (a)+(b))         (%)(3)
                                                      ------------        ----------      -----------------      -----------
Kelso Investment Associates V, L.P. and
   Kelso Equity Partners V, L.P. (6) ........          15,856,096                 --          15,856,096              8.4%
     Joseph S. Schuchert (6) ................          15,856,096                 --          15,856,096              8.4%
     Frank T. Nickell (6) ...................          17,181,896                 --          17,181,896              9.1%
     Thomas R. Wall, IV (6) .................          16,731,741                 --          16,731,741              8.9%
     George E. Matelich (6) .................          16,417,379                 --          16,417,379              8.7%
     Michael B. Goldberg (6) ................          15,860,261                 --          15,860,261              8.4%
     David I. Wahrhaftig (6) ................          15,902,389                 --          15,902,389              8.4%
     Frank K. Bynum, Jr. (4)(6) .............          16,220,695                 --          16,220,695              8.6%
     Philip E. Berney (6) ...................          15,916,117                 --          15,916,117              8.4%
       c/o Kelso & Company
       320 Park Avenue 24th Floor
       New York, NY 10022
Entities Associated with
Sequoia Capital(11) .........................           9,462,238                 --           9,462,238              5.0%
       3000 Sand Hill, Building 4
       Suite 280
       Menlo Park, CA 94025
Douglas Leone(12) ...........................           9,650,483                 --           9,650,483              5.1%
       c/o 3000 Sand Hill, Building 4
       Suite 280
       Menlo Park, CA 94025
The Riverstone Group, LLC (13) ..............          12,000,000                 --          12,000,000              6.4%
     W. Hunter Goodwin, III (13) ............          12,000,000                 --          12,000,000              6.4%
     Molly Goodwin Hardie (13) ..............          12,000,000                 --          12,000,000              6.4%
     Matthew T. Goodwin (13) ................          12,000,000                 --          12,000,000              6.4%
     Sarah C. Goodwin (13) ..................          12,000,000                 --          12,000,000              6.4%
     Peter O. Goodwin (13) ..................          12,000,000                 --          12,000,000              6.4%
       910 East Cary Street, Suite 1500
       Richmond, VA 23219 ...................
Eric Greenberg (4)(7) .......................          11,144,442                 --          11,144,442              5.9%
Robert M. Howe (4)(8) .......................           8,455,075                 --           8,455,075              4.5%
U. Bertram Ellis, Jr. (4) ...................           2,208,548          3,237,929           5,446,477              2.9%
Stephen A. Mucchetti (4)(9) .................           1,450,800          2,500,000           3,950,800              2.1%
Jeffrey T. Arnold (4) .......................                  --             50,000              50,000                *
Christopher M. Formant (4)(5) ...............           1,625,000          1,000,000           2,625,000              1.4%
Jacques Tortoroli (5) .......................             300,000            300,000                                    *
Theodore W. Browne, II (10) .................              40,918            532,554             573,472                *
All Directors and Executive Officers as a
Group (10 persons) ..........................          41,104,560          7,087,929          48,192,489             25.5%

* Represents less than 1% of Scient's outstanding Common Stock.

10


(1) Beneficial ownership includes shares of Common Stock over which the named person has either sole or shared investment or voting power and is based on information contained in documents publicly filed by the named person with the SEC, publicly available information or information available to us.

(2) Reflects the number of shares that may be purchased by the holder by exercise of options granted under Scient's stock option plans or warrants, at April 18, 2002 or within 60 days thereafter.

(3) In computing the percentage ownership of a person, shares of Common Stock that are acquirable by such person within 60 days as set forth in column
(b) are deemed outstanding. These shares of Common Stock, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of April 18, 2002, there were _______ shares of our Common Stock outstanding.

(4)      The named person is currently a director of Scient.

(5)      The named person is currently an executive officer of Scient.

(6) Mr. Joseph S. Schuchert, Mr. Frank T. Nickell, Mr. Thomas R. Wall, IV, Mr. George E. Matelich, Mr. Michael B. Goldberg, Mr. David I. Wahrhaftig, Mr. Frank K. Bynum, Jr. and Mr. Philip E. Berney may be deemed to share beneficial ownership of shares of Common stock owned of record by Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P., by virtue of their status as general partners of the general partner of Kelso Investment Associates V, L.P. and as general partners of Kelso Equity Partners V, L.P. Messrs. Schuchert, Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum and Berney share investment and voting power with respect to shares owned by Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P., but disclaim beneficial ownership of such shares.

Information for Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P. includes 14,673,227 shares held by Kelso Investment Associates V, L.P. and 1,182,869 shares held by Kelso Equity Partners V, L.P. Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P., due to their common control, could be deemed to beneficially own each of the other's shares, but disclaim such beneficial ownership.

Information for Mr. Nickell includes 1,325,000 shares of Common Stock that are owned directly by him and 800 shares of Common Stock owned by trusts of which he is the trustee; Mr. Nickell disclaims beneficial ownership of such shares. Information for Mr. Wall includes 855,875 shares of Common Stock that are owned directly by him and 19,770 shares of Common Stock owned by trusts of which he is the trustee; Mr. Wall disclaims beneficial ownership of such trust shares. Information for Mr. Matelich includes 561,283 shares of Common Stock that are owned directly by him. Information for Mr. Goldberg includes 4,165 shares of Common Stock that are owned directly by him. Information for Mr. Wahrhaftig includes 46,293 shares of Common Stock that are owned directly by him. Information for Mr. Bynum includes 364,599 shares of Common Stock that are owned directly by him. Information for Mr. Berney includes 60,021 shares of Common Stock that are owned directly by him.

(7) Includes 11,144,442 shares held by Innovation Investments, LLC, a Delaware limited liability company. Mr. Greenberg is the President, Chief Executive Officer and Managing Member of Innovation Investments, LLC.

(8) Includes 8,405,475 shares held by the Howe Family Trust and 49,600 shares held by the Howe Family Foundation.

(9) Includes 1,170,000 shares held by Mr. Mucchetti and Rebecca S. Mucchetti as Joint Tenants with Right of Survivorship and options immediately exercisable for 2,500,000 shares.

(10) Mr. Browne is a former executive officer of Scient, Inc. His employment with Scient terminated December 31, 2001.

(11) Includes 7,181,085 shares held by Sequoia Capital VII, 313,928 shares held by Sequoia Technology Partners VII, 125,570 shares held by Sequoia International Partners, 1,452,652 shares held by Sequoia Capital Franchise Fund, 161,405 shares held by Sequoia Capital Franchise Partners, 145,662 shares held by SQP 1997, and 81,936 shares held by Sequoia 1997. Mr. Leone disclaims beneficial ownership of the shares held by Sequoia Capital VII, Sequoia Technology Partners VII, Sequoia International Partners, Sequoia Capital Franchise Fund, Sequoia Capital Franchise Partners, SQP 1997, and Sequoia 1997 except to the extent of his pecuniary interest therein.

(12)     Includes 188,245 shares held by Mr. Leone,

11


7,181,085 shares held by Sequoia Capital VII, 313,928 shares held by Sequoia Technology Partners VII, 125,570 shares held by Sequoia International Partners, 1,452,652 shares held by Sequoia Capital Franchise Fund, 161,405 shares held by Sequoia Capital Franchise Partners, 145,662 shares held by SQP 1997, and 81,936 shares held by Sequoia 1997. Mr. Leone disclaims beneficial ownership of the shares held by Sequoia Capital VII, Sequoia Technology Partners VII, Sequoia International Partners, Sequoia Capital Franchise Fund, Sequoia Capital Franchise Partners, SQP 1997, and Sequoia 1997 except to the extent of his pecuniary interest therein. Mr. Leone, a director of Scient, is a managing member of SC VII-A Management, L.L.C., which is the general partner of Sequoia Capital VII, Sequoia Technology Partners VII, SQP 1997, Sequoia 1997, Sequoia International Partners, Sequoia Capital Franchise Fund and Sequoia Capital Franchise Partners.

(13) W. Hunter Goodwin, III, Molly Goodwin Hardie, Matthew T. Goodwin, Sarah C. Goodwin, and Peter O. Goodwin may be deemed to share beneficial ownership of shares of common stock owned of record by The Riverstone Group, LLC, by virtue of their status as members of The Riverstone Group, LLC, W. Hunter Goodwin, III, Molly Goodwin Hardie, Matthew T. Goodwin, Sarah C. Goodwin, and Peter O. Goodwin share investment and voting power with respect to shares owned by The Riverstone Group, LLC, but disclaim beneficial ownership of such shares except to the extent of their respective interest in the Riverstone Group, LLC.

12


            EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

Christopher Formant: President and Chief Executive Officer.

         Scient assumed the rights and obligations of the employment agreement between Mr. Formant and iXL Enterprises that was initially entered into on February 3, 2001, as amended on July 31, 2001. Mr. Formant's employment term runs until December 31, 2003 and his initial base salary was, and currently is, $500,000, subject to adjustments annually at the Compensation Committee's discretion. Mr. Formant is eligible to participate in an annual incentive plan based upon the attainment of individual and company targets, determined each year by our Board of Directors, up to a maximum amount of 160% of his annual base salary.

         Pursuant to the terms of his employment agreement, Mr. Formant has an option to purchase 1,000,000 shares of our Common Stock, which vests over the term of his employment. In the event Mr. Formant's employment is terminated for reasons other than cause, he will be entitled to receive twelve months of his then current base salary together with continued benefits. He will also be entitled to receive any accrued, but unpaid, bonus amount. The severance payable will be reduced in the event Mr. Formant finds other employment during the severance period. In addition, if Mr. Formant is terminated for reasons other than cause, the greater of (i) one-half of any unvested options or (ii) vested options resulting from a one-year forward vesting, will immediately vest. In the event of a change of control of Scient, Mr. Formant shall be eligible to receive any rights, benefits and entitlements made generally available to other members of executive management. Concurrent with any change of control, the greater of
(i) one-half of any unvested options or (ii) vested options resulting from a one-year forward vesting, will immediately vest. If Mr. Formant is terminated without cause within one year of a change of control or his duties and responsibilities are materially diminished, he is entitled to a lump sum payment in an amount equal to not less than two times his then current base salary plus any accrued, but unpaid, bonus amount; in addition, the remaining unpaid balance of the four-year stock purchase loan described in "Certain Transactions" will be forgiven and all outstanding stock options will be accelerated and fully vested. Pursuant to an amendment to his employment agreement, dated July 31, 2001, the combination of Scient Corporation and iXL Enterprises was deemed not to be a "change of control" under his employment agreement.

         Mr. Formant agrees to not disclose our secrets and confidential information obtained during his employment. For a period of twelve months following the end of his employment, or three months if he is terminated without cause or for good reason, Mr. Formant cannot become associated with competitive companies listed in the employment agreement, nor will he solicit any of Scient's employees and customers or representatives of those customers.

Jacques Tortoroli. Chief Financial Officer.

         Mr. Tortoroli entered into an employment agreement with Scient Corporation on December 17, 2001. Mr. Tortoroli's starting annual salary was $350,000, and he is eligible to participate in an annual incentive plan based upon the attainment of individual and company targets, determined each year by our Board of Directors, up to a maximum amount of 120% of his annual base salary. Mr. Tortoroli's employment may be terminated at anytime by either party; however, if terminated by Scient for other than cause, he will receive one year severance pay, including benefits. Pursuant to the terms of his employment agreement, Mr. Tortoroli has an option to purchase 1,200,000 shares of Common Stock, which vest over 30 months.

         In the event of a change of control of Scient, Mr. Tortoroli shall be eligible to receive any rights, benefits and entitlements made generally available to other members of executive management. Concurrent with any change of control, the greater of (i) one-half of any unvested options or (ii) vested options resulting from a one-year forward vesting, will immediately vest. Additionally, if Mr. Tortoroli is terminated without cause within one year of a change of control or his duties and responsibilities are materially diminished, he is entitled to a lump sum payment in an amount equal to not less than one times his then current base salary plus any unpaid bonus amount, and all outstanding stock options will be accelerated and fully vested.

13


Stephen Mucchetti. Executive Vice President and Chief Operating Officer.

         Mr. Mucchetti entered into an employment agreement with Scient Corporation on September 14, 1998. Mr. Mucchetti's starting annual salary was $250,000, with a guaranteed bonus of $50,000 for the first 2 years. Mr. Mucchetti's employment may be terminated at anytime by either party; however, if terminated by Scient Enterprises, he will receive one year severance pay, including benefits.

         Upon mutual agreement, Mr. Mucchetti resigned as Chief Operating Officer of Scient, effective December 31, 2001; however, Mr. Mucchetti will continue to serve as Vice Chairman of our Board of Directors.

Theodore W. Browne, II. Senior Vice President, Secretary and General Counsel.

         Mr. Browne was employed by iXL Enterprises on April 10, 2000, and entered into an employment agreement with iXL Enterprises on April 1, 2001, which was assumed by a subsidiary of Scient on November 7, 2001. Mr. Browne's salary as of April 1, 2001 was $285,000. Mr. Browne's employment may be terminated at anytime by either party; however, if terminated without cause, he will receive one year severance pay and 50% of unvested options will immediately vest.

         Upon mutual agreement, Mr. Browne resigned as an officer of Scient, effective December 31, 2001.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

         The following table sets forth information concerning compensation paid by any of Scient, Scient Corporation, or iXL Enterprises for the three fiscal years ended December 31, 2001, to our Chief Executive Officer, each of our four other highest paid executive officers in 2001 who served in such capacities as of December 31, 2001 and two of our former executive officers who did not serve in such capacities as of December 31, 2001. We did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan pay-outs to these persons during these three fiscal years.

                                                                                                        LONG TERM
                                                              ANNUAL COMPENSATION                     COMPENSATION
                                           -------------------------------------------------------    ------------
                                                                                         OTHER         SECURITIES
                                                                                         ANNUAL        UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION (1)            YEAR         SALARY           BONUS        COMPENSATION    OPTIONS/SARS    COMPENSATION
-------------------------------            ----        --------        --------       ------------    ------------    ------------
Robert M. Howe                             2001        $250,000        $ 30,000          $    --       $       --       $    --
   Chairman(1)                             2000         283,333         250,000               --               --            --
                                           1999         250,000              --               --               --        52,474
Christopher M. Formant                     2001         458,333          62,500               --        3,500,000            --
   President and                           2000              --              --               --               --            --
   Chief Executive Officer(2)              1999              --              --               --               --            --
Stephen A. Mucchetti                       2001         375,000          45,000               --        2,500,000            --
   Vice Chairman(3)                        2000         362,500         266,667               --               --        58,879
                                           1999         260,417         100,000               --        1,500,000        58,879
Jacques Tortoroli                          2001          14,583              --               --        1,200,000            --
   Chief Financial Officer and             2000              --              --               --               --            --
   Treasurer(4)                            1999              --              --               --               --            --
U. Bertram Ellis, Jr                       2001         300,376              --               --        7,399,466            --
   Vice Chairman(5)                        2000         350,000              --               --               --            --
                                           1999         300,000         150,000               --               --            --
Theodore W. Browne, II                     2001         277,500              --               --          892,500            --
   Executive Vice President and            2000         148,333          36,700               --          157,500        38,562
   General Counsel(6)                      1999              --              --               --               --            --
William Kurtz                              2001         170,000              --          155,835               --            --
   Chief Financial Officer -               2000         333,750         266,667               --               --            --
   EVP(7)                                  1999         260,417          50,000               --        1,100,000        78,957

(1) Mr. Howe served as Scient Corporation's Chief Executive Officer until our business combination on November 7, 2001. Fiscal Year 1999 amount shown for Mr. Howe includes $45,808 in

14


relocation expenses and $6,666 for reimbursement of taxes paid by him.
(2) Mr. Formant served as iXL Enterprises' Chief Executive Officer until our business combination on November 7, 2001 and became our Chief Executive Officer on November 7, 2001.
(3) Mr. Mucchetti served as Scient Corporation's President and Chief Operating Officer until November 7, 2001 and as our Executive Vice President and Chief Operating Officer until December 31, 2001. Amounts shown for Mr. Mucchetti include, for 1999 and 2000, $42,035 in commuting expenses and $16,844 for reimbursement of taxes paid by him. Mr. Mucchetti's 1,500,000 options granted in 1999 were cancelled on November 7, 2001.
(4) Mr. Tortoroli joined our Company as our Chief Financial Officer on December 17, 2001.
(5) Mr. Ellis served as iXL Enterprises' Chief Executive Officer until Mr. Formant joined iXL in February 2001.
(6) Mr. Browne served as iXL Enterprises' Executive Vice President and General Counsel until November 7, 2001 and as our Executive Vice President and General Counsel until December 31, 2001. Mr. Browne received $38,562 as relocation expense associated with his joining iXL Enterprises in April 2000. Mr. Browne's 157,500 options granted in 1999 were cancelled and regranted on November 7, 2001.
(7) Mr. Kurtz served as Scient Corporation's Chief Financial Officer until June 30, 2001. Amounts shown for Mr. Kurtz include $77,214 in relocation expenses and $1,743 for reimbursement of taxes paid by him in fiscal year 1999 and $155,835 in severance payments in 2001. Mr. Kurtz's 1,100,000 options expired after his termination from Scient Corporation.

         [Continued on the next page.]

15


                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth, with respect to our Chief Executive Officer and our five other highest paid executive officers named in the Summary Compensation Table, certain information concerning the grant of stock options in 2001.

                                                                                                                  POTENTIAL
                                                                                                               REALIZABLE VALUE
                                                                                                                  AT ASSUMED
                                                                                                               ANNUAL RATES OF
                                                                                                                 STOCK PRICE
                                                                                                               APPRECIATION FOR
                                                                INDIVIDUAL GRANTS                              OPTION TERM (1)
                                               ---------------------------------------------------       ---------------------------
                                                NUMBER OF    % OF TOTAL
                                               SECURITIES      OPTIONS
                                               UNDERLYING     GRANTED TO   EXERCISE
                                  DATE OF        OPTIONS     EMPLOYEES IN    PRICE      EXPIRATION
          NAME                     GRANT         GRANTED     FISCAL YEAR   ($/SHARE)       DATE            5% ($)           10% ($)
------------------------         --------       ---------    ------------  ---------    ----------       ----------       ----------
Robert M. Howe .........               --              --          --        $   --      $      --       $       --       $       --

Christopher M. Formant ...       11/07/01       1,000,000        2.96%         1.00       02/28/11               --           89,372
                                 11/08/01       2,500,000        7.41%         0.31       11/08/11               --          380,000

Stephen A. Mucchetti .....       11/08/01       2,500,000        7.41%         0.31       11/08/11          935,339        1,948,429

Jacques Tortoroli ........       12/17/01       1,200,000        3.56%         0.30       12/17/11          460,962          947,246

U. Bertram Ellis, Jr .....       11/07/01          32,639        0.10%        15.00       02/05/09               --               --
                                 11/07/01          37,500        0.11%        13.94       05/24/10               --               --
                                 11/07/01          48,077        0.14%        13.94       05/24/10               --               --
                                 11/07/01          50,000        0.15%         3.00       06/15/07               --               --
                                 11/07/01          50,000        0.15%         3.50       06/15/07               --               --
                                 11/07/01          50,000        0.15%         4.00       06/15/07               --               --
                                 11/07/01          50,000        0.15%         4.50       06/15/07               --               --
                                 11/07/01          50,000        0.15%         5.00       06/15/07               --               --
                                 11/07/01          50,000        0.15%         3.00       02/26/08               --               --
                                 11/07/01          50,000        0.15%         3.50       02/26/08               --               --
                                 11/07/01          50,000        0.15%         4.00       02/26/08               --               --
                                 11/07/01          50,000        0.15%         4.50       02/26/08               --               --
                                 11/07/01          50,000        0.15%         5.00       02/26/08               --               --
                                 11/07/01          75,000        0.22%         2.00       12/08/10               --               --
                                 11/07/01          88,889        0.26%         3.00       02/26/08               --               --
                                 11/07/01         100,000        0.30%         2.00       04/29/06               --               --
                                 11/07/01         140,000        0.41%         2.50       06/16/07               --               --
                                 11/07/01         160,000        0.47%         2.50       06/15/07               --               --
                                 11/07/01         350,000        1.04%         2.50       10/17/10               --               --
                                 11/07/01         467,361        1.38%        15.00       02/05/09               --               --
                                 11/07/01         500,000        1.48%        20.00       02/05/09               --               --
                                 11/07/01         500,000        1.48%        25.00       02/05/09               --               --
                                 11/07/01         900,000        2.67%         2.00       04/29/06               --               --
                                 11/08/01       3,500,000       10.37%         0.31       11/08/11        1,309,475        2,727,801

Theodore W. Browne, II ...       11/07/01           7,500        0.02%         2.50       01/01/03               --               --
                                 11/07/01          22,220        0.07%        18.00       01/01/03               --               --
                                 11/07/01          52,780        0.16%        18.00       01/01/03               --               --
                                 11/07/01          75,000        0.22%         2.00       01/01/03               --               --
                                 11/07/01         135,000        0.40%         1.00       01/01/03               --               --
                                 11/08/01         600,000        1.78%         0.31       01/01/03          224,481          467,623

(1) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term at the annual rate specified (5% and 10%). The 5% and 10% assumed annual rates of appreciation are mandated by SEC rules and do not represent our estimate of projection of the future price of our Common Stock. We do not believe this method accurately illustrates the potential value of a stock option.

16


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth certain information concerning stock options exercised by our Chief Executive officer and our five other highest paid executive officers named in the Summary Compensation Table, as well as the number of unexercised options held by such persons, at December 31, 2001 and the value thereof.

                                                                     NUMBER OF SECURITIES
                                                                    UNDERLYING UNEXERCISED
                                                                          OPTIONS AT                    VALUE OF UNEXERCISED
                                 SHARES                             DECEMBER 31, 2001 (#)             IN-THE-MONEY OPTIONS AT
                               ACQUIRED ON         VALUE         ----------------------------     -------------------------------
         NAME                  EXERCISE(#)        REALIZED       EXERCISABLE    UNEXERCISABLE     EXERCISABLE       UNEXERCISABLE
---------------------          -----------        ---------      -----------    -------------     -----------       -------------
Robert M. Howe                       --                --                --              --        $       --        $       --
Christopher M. Formant               --                --                --       3,500,000                --         1,050,000
Stephen A. Mucchetti                 --                --         2,500,000              --           275,000                --
Jacques Tortoroli                    --                --                --       1,200,000                --           144,000
U. Bertram Ellis, Jr.                --                --         3,237,929       4,161,537                --         1,747,845
Theodore W. Browne, II               --                --           892,500              --                --                --
William Kurtz                   109,375            37,734                --              --                --                --

(1) Calculated using the closing price of $0.42 per share of our Common Stock as reported on Nasdaq on December 31, 2001 less the option exercise price.

17


         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Compensation Committee of our Board of Directors is responsible for establishing the level of base salary payable and for approving the individual incentive program to be in effect for the Chief Executive Officer. In addition, the Compensation Committee is responsible for the design and administration of Scient's 2001 Equity Incentive Plan. The Chief Executive Officer has the authority to establish the level of base salary payable and for approving the incentive programs to be in effect each fiscal year for all other employees of Scient, including all members of senior management, subject to the approval of the Committee.

         The Compensation Committee was organized in November 2001. The Compensation Committee held one meeting from such date until December 31, 2001.

         GENERAL COMPENSATION POLICY. The compensation philosophy of Scient is the same for all levels of employees. Our fundamental pay philosophy is to offer Scient's senior management competitive compensation opportunities based upon overall Scient performance and personal performance. All employees, including senior management, are measured on contributions to Scient, clients, and employees. It is our objective to have a substantial portion of each manager's compensation contingent upon Scient's performance, as well as upon his or her own level of performance. Accordingly, each senior manager's compensation package consists of (i) base salary, (ii) cash incentive awards, and (iii) long-term stock-based incentive awards.

         In preparing the performance graph for this Proxy Statement, Scient selected the Nasdaq Stock Market-U.S. Index and the Amex Morgan Stanley Hi Tech 35.

         BASE SALARY. Scient has historically sought to target base salaries at the 50th percentile of its relevant market.

         ANNUAL CASH INCENTIVES. Each employee and senior manager has an established bonus target each year. The actual payment of incentive awards for senior management is determined on the basis of Scient's achievement of the performance targets established at the start of the year and based on personal performance. Goals are established at the beginning of the year using the agreed-upon business plan that reflects Scient revenue, profit, client and employee satisfaction and the manager's individual objectives. Each year, the annual incentive plan is reevaluated with a new achievement threshold and new goals. Actual incentive awards paid reflect an individual's accomplishment of both corporate and functional objectives, with greater weight being given to achievement of corporate rather than functional objectives. Actual bonuses are listed in the Summary Compensation Table for the Named Executive Officers.

         LONG-TERM INCENTIVE COMPENSATION. For the period from the Company's incorporation on July 31, 2001 until December 31, 2001, the Compensation Committee made option grants to officers, employees and consultants of Scient. These grants were in keeping with grants made to all employees in good standing as part of the long-term incentive to align employees' interests with stockholders' interests and enable them to share in the growth of the business. The details of the grants are reflected in the Option Grant Table. Generally, a significant grant is made in the year that a employee commences employment. Smaller grants may be made in subsequent years or no options may be granted. Generally, the size of each grant is set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership, based upon the individual's position with Scient, the individual's potential for future responsibility, and the individual's performance in the recent period. The total number of option shares granted to each individual is considered as well. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion. Additionally, subsequent grants of Common Stock to employees and officers are planned in lieu of a cash retention payment.

         CHIEF EXECUTIVE OFFICER COMPENSATION. The annual base salary for Mr. Formant was established by iXL Enterprises' compensation committee on February 9, 1998, and reflects his stated salary in his employment agreement. Since the combination of iXL Enterprises and Scient Corporation, Mr. Formant's salary has remained the same.

         The remaining components of the Chief Executive Officer's 2001 incentive compensation were entirely dependent upon Scient's performance and provided no dollar guarantees. In light of the

18


results achieved, it was determined that no cash bonuses would be paid to him in 2001.

         TAX LIMITATION. As a result of Federal tax legislation enacted in 1993, a publicly held company such as Scient is not allowed a Federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. This limitation is in effect for Scient. The stockholders approved Scient's stock plans available to executive officers, which include a provision that limits the maximum number of options that any one participant may be granted per calendar year. Accordingly, any compensation deemed paid to an executive officer when he or she exercises an option with an exercise price equal to the fair market value of the option shares on the grant date generally will qualify as performance-based compensation that will not be subject to the $1 million limitation.

         Since it is not expected that the cash compensation to be paid to any of our executive officers for the calendar year 2002 will exceed the $1 million limit per officer, the Compensation Committee will defer any decision on whether to limit the dollar amount of the cash compensation payable to Scient's executive officers to the $1 million cap.

         Submitted by the following members of the Compensation Committee:



                                       /s/ Frank K. Bynum, Jr.
                                       ----------------------------------------
                                       Frank K. Bynum, Jr.



                                       /s/ U. Bertram Ellis, Jr.
                                       ----------------------------------------
                                       U. Bertram Ellis, Jr.



                                       /s/ Christopher M. Formant
                                       ----------------------------------------
                                       Christopher M. Formant

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee is currently comprised of Messrs. Bynum, Ellis, and Formant. Mr. Formant is Scient's Chief Executive Officer and Mr. Ellis is Scient's Vice Chairman. Mr. Bynum has not been at any time an officer or employee of Scient. No member of the Compensation Committee of Scient serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Scient's Board of Directors or Compensation Committee.

         Neither Mr. Formant nor Mr. Ellis participate in discussions of or the vote by the Compensation Committee on matters involving their respective compensation, award of stock or options, or other respective employment matters.

19


       REPORT OF THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

         The Audit and Finance Committee of our Board of Directors serves as the representative of the Board for general oversight of Scient's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and Scient's Standards of Business Conduct. The Audit and Finance Committee annually recommends to our Board of Directors the appointment of a firm of independent auditors to audit the financial statements of Scient. A more detailed description of the functions of the Audit and Finance Committee can be found in Scient's Audit and Finance Committee Charter, attached to this proxy statement as Appendix A.

         The Audit and Finance Committee was organized in November, 2001. For the period between November 7, 2001 (the date of the business combination of Scient Corporation and iXL Enterprises), until December 31, 2001, the Audit and Finance Committee held no meetings.

         Our management has primary responsibility for preparing Scient's financial statements and financial reporting process. Our independent accountants, KPMG LLP, are responsible for expressing an opinion on the conformity of Scient's audited financial statements to generally accepted accounting principles. The Audit and Finance Committee has general oversight responsibility with respect to Scient's financial reporting, and reviews the results and scope of the audit and other services provided by Scient's independent auditors.

         In this context, the Audit and Finance Committee hereby reports as follows:

         - The Audit and Finance Committee has reviewed and discussed the audited financial statements with Scient's management and the independent auditors.

         - The Audit and Finance Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standard, AU 380).

         - The Audit and Finance Committee discussed with the independent auditors the auditors' independence from Scient and its management. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit and Finance Committees) and has discussed with the independent accountants the independent accountants' independence.

Audit Fees

         Fees for the calendar year 2001 audit are $225,000.

Financial Information Systems Design and Implementation Fees

         KPMG LLP did not render any services related to financial information systems design and implementation for the calendar year ended December 31, 2001.

No Other Fees

         There are no other fees for services rendered by KPMG LLP for the calendar year ended December 31, 2001.

         Based on the review and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors of Scient, and the Board has approved, that the audited financial statements be included in Scient's Annual Report on Form 10-K for the calendar year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of KPMG LLP, as our independent auditors.

         Two of the three members of the Audit and Finance Committee are independent directors as

20


defined under the listing standards of the Nasdaq National Market and at least one member has past employment experience in finance or accounting. One member of the Audit and Finance Committee, Stephen A. Mucchetti, is not an independent director as defined under the listing standards of the Nasdaq National Market because Mr. Mucchetti has been an employee of Scient in the past three years, although he is not currently an employee. However, the Board of Directors has determined that membership by Mr. Mucchetti of our Audit and Finance Committee is in the best interests of Scient and our stockholders and special circumstances currently exist requiring that Mr. Mucchetti so serve. These special circumstances include the historic knowledge of Mr. Mucchetti regarding Scient and his broad knowledge of and expertise in the consulting and services industry.

         Submitted by the following members of the Audit and Finance Committee:



                                       /s/ Stephen A. Mucchetti
                                       ----------------------------------------
                                       Stephen A. Mucchetti



                                       /s/ Jeffrey T. Arnold
                                       ----------------------------------------
                                       Jeffrey T. Arnold



                                       /s/ Frank K. Bynum, Jr.
                                       ----------------------------------------
                                       Frank K. Bynum, Jr.

21


                             STOCK PERFORMANCE GRAPH

         The graph set forth below compares the cumulative total stockholder return on (i) our Common Stock between November 8, 2001 (the date our Common Stock commenced public trading) and December 31, 2001, (ii) Scient Corporation's common stock between May 14, 1999 (the date Scient Corporation's common stock commenced public trading) and November 7, 2001, and (iii) iXL Enterprises' common stock between June 3, 1999 (the date that iXL Enterprises' common stock was first publicly traded) and November 7, 2001, with the cumulative total return of (1) the CRSP Total Return Index for the Nasdaq Stock Market (US Companies) (the "Nasdaq Stock Market-U.S. Index") and (2) the Amex Morgan Stanley Hi Tech 35, over the same period.

         This graph assumes the investment of $100.00 on each of the applicable dates for Scient's Common Stock, Scient Corporation's common stock, iXL Enterprises' common stock, the Nasdaq Stock Market-U.S. Index and the Amex Morgan Stanley Hi Tech 35, and assumes the reinvestment of dividends, if any.

         The comparisons shown in the graph below are based upon historical data. Scient cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of Scient's Common Stock.

         Notwithstanding anything to the contrary set forth in any of Scient's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by Scient under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by Scient under those statutes.

                                     [GRAPH]

                                                      NASDAQ STOCK         AMEX MORGAN STANLEY
 DATE                         SCIENT, INC.          MARKET-U.S. INDEX          HI TECH 35
-------                       ------------          -----------------      -------------------
11/8/01                         $100.00                  $100.00                $100.00
12/01                           $135.48                  $106.71                $103.03
3/02                            $ 38.71                  $ 76.78                $102.38

22


                                     [GRAPH]

                                                       NASDAQ STOCK         AMEX MORGAN STANLEY
 DATE                       SCIENT CORPORATION       MARKET-U.S. INDEX          HI TECH 35
-------                     ------------------       -----------------      -------------------
5/14/99                          $100.00                  $100.00                $100.00
6/99                             $237.81                  $106.68                $106.36
9/99                             $320.00                  $109.33                $116.73
12/99                            $864.38                  $161.60                $149.70
3/00                             $906.88                  $181.38                $144.03
6/00                             $441.25                  $157.72                $ 98.41
9/00                             $209.38                  $145.13                $ 96.22
12/00                            $ 32.50                  $ 97.14                $ 78.30
3/01                             $ 19.69                  $ 72.60                $ 56.02
6/01                             $ 11.98                  $ 89.90                $ 52.65
9/01                             $  5.98                  $ 62.36                $ 46.23
11/7/01                          $  3.52                  $ 76.46                $ 46.98

23


                                     [GRAPH]

                                                     NASDAQ STOCK        AMEX MORGAN STANLEY
 DATE                   IXL ENTERPRISES, INC.      MARKET-U.S. INDEX          HI TECH 35
------                  ---------------------      -----------------     -------------------
6/3/99                         $   100                  $100.00                $100.00
6/99                           $223.96                  $106.68                $105.28
9/99                           $295.31                  $109.33                $116.73
12/99                          $462.50                  $161.60                $149.70
3/00                           $233.33                  $181.38                $144.03
6/00                           $120.83                  $157.72                $ 98.41
9/00                           $ 36.46                  $145.13                $ 96.22
12/00                          $  8.33                  $ 97.14                $ 78.30
3/01                           $  9.28                  $ 72.60                $ 56.02
6/01                           $  7.33                    89.90                $ 52.65
9/01                           $  3.61                    62.36                $ 46.23
11/7/01                        $  1.57                  $ 76.46                $ 46.98

24


                                 PROPOSAL NO. 2

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         Scient is asking the stockholders to ratify the appointment of KPMG LLP as Scient's independent public accountants for the calendar year ending December 31, 2002. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of KPMG LLP.

         In the event the stockholders fail to ratify the appointment, the Audit and Finance Committee will reconsider its selection. Even if the appointment is ratified, our Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if our Board of Directors feels that such a change would be in Scient's and its stockholders' best interests.

         KPMG LLP was appointed by our Board of Directors as our auditors in January, 2002, and replaced PricewaterhouseCoopers LLP who had been Scient's auditors since the incorporation of Scient on July 31, 2001. Previously, PricewaterhouseCoopers LLP was the auditor for both Scient Corporation and iXL Enterprises. There were no disagreements between PricewaterhouseCoopers LLP and Scient's Board of Directors or Audit and Finance Committee, and the change to KPMG LLP was merely for the convenience of Scient.

         KPMG LLP's representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG LLP TO SERVE AS SCIENT'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CALENDAR YEAR ENDING DECEMBER 31, 2002.

25


                                 PROPOSAL NO. 3

                         AUTHORIZATION FOR THE BOARD TO
            EFFECT A ONE-FOR-TEN, ONE-FOR-FIFTEEN, OR ONE-FOR-TWENTY
                               REVERSE STOCK SPLIT

General

         Scient's stockholders are being asked at this Annual Meeting to act upon a proposal to authorize the Board of Directors to effect a reverse stock split in a ratio, as determined by the Board of Directors, of either one-for-ten, one-for-fifteen, or one-for-twenty, at any time prior to the 2003 annual meeting of stockholders.

         If the reverse stock split is approved by our stockholders, the Board of Directors may subsequently approve and effect, in its sole discretion, the reverse stock split based upon any of the following ratios: one-for-ten, one-for-fifteen, or one-for-twenty. The Board of Directors' determination of whether to complete the reverse stock split, and the applicable ratio, will be based upon the advice of Scient's management and financial consultants, with the primary purpose of retaining our Nasdaq National Market ("Nasdaq") listing and the liquidity of our Common Stock.

         An amendment to Scient's Amended and Restated Certificate of Incorporation is required to effect a reverse stock split in any ratio. The Board of Directors will determine, assuming our stockholders agree to this reverse stock split, the ratio of either one-for-ten, one-for-fifteen, or one-for-twenty. The form of each proposed amendment to effect the reverse stock split is attached hereto as Appendices B-1, B-2, and B-3 (as applicable, the "Certificate of Amendment"). Depending upon the decision of our Board of Directors as to the applicable ratio, the applicable Certificate of Amendment relating to such ratio will effect either a one-for-ten, one-for-fifteen, or one-for-twenty reverse split of the shares of Scient's issued and outstanding Common Stock, but will not change the number of authorized shares of Common Stock or preferred stock, or the par value of our Common Stock or preferred stock. The reverse stock split will become effective upon the filing of the applicable Certificate of Amendment with the Secretary of State of Delaware. Our Board of Directors reserves the right not to make such filing and not to complete the reverse stock split if it deems it appropriate not to do so. Our Board of Directors will only effect one reverse stock split, without further approval from our stockholders and, thus, those Certificate of Amendments not filed with the Secretary of State of the State of Delaware shall be deemed null and void.

         Scient's Common Stock is quoted on Nasdaq under the symbol "SCNT." In order for our Common Stock to continue to be quoted on the Nasdaq National Market, we must satisfy various listing maintenance standards established by Nasdaq. Among other things, as such requirements pertain to us, we are required to have either stockholders' equity of at least $10 million or net tangible assets (defined as total assets, excluding goodwill, minus total liabilities) of at least $4 million, and our Common Stock held by persons other than officers, directors and beneficial owners of greater than 10% of our total outstanding shares, often referred to as the public float, must have an aggregate market value of at least $5 million. Additionally, we must have at least 750,000 shares held by persons other than officers, directors and beneficial owners of greater than 10% of our total outstanding shares, at least 400 persons must own at least 100 shares, and our Common Stock must have a minimum bid price of at least $1.00 per share. Under Nasdaq's listing maintenance standards, if the closing bid price of our Common Stock remains below $1.00 per share for 30 consecutive trading days Nasdaq will issue a deficiency notice to Scient. If the closing bid price subsequently does not reach $1.00 per share or higher for a minimum of ten consecutive trading days during the 90 calendar days following the issuance of the deficiency notice from Nasdaq, Nasdaq may de-list our Common Stock from trading on the Nasdaq National Market.

         If Nasdaq were to de-list our Common Stock, it may qualify to trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. Each of these markets is generally considered to be a less efficient market and not as broad as the Nasdaq National Market.

         Since November 8, 2001, our Common Stock has traded below Nasdaq's minimum bid price

26


requirement of $1.00 per share. Scient was notified by Nasdaq on February 14, 2002, that it was not in compliance with the continued listing requirements because the closing minimum bid price per share of Common Stock had remained below $1.00 for 30 consecutive trading days. If compliance with the listing requirements are not met by May 15, 2002, Nasdaq will provide us written notification that our Common Stock will be de-listed, where upon we may appeal the determination of Nasdaq.

         To attempt to avoid de-listing in the event that our Common Stock continues to trade below $1.00 per share in the future, Scient proposes that the Board of Directors have the authority to effect a either a one-for-ten, one-for-fifteen, or one-for-twenty reverse stock split, as determined by the Board of Directors, for the purpose of increasing the market price of our Common Stock above the Nasdaq minimum bid requirement. Scient currently complies with all other requirements for continued listing on the Nasdaq National Market, including the $5 million market value of public float requirement, the $10 million stockholders' equity or $4 million net tangible assets requirement, and the 750,000 shares held in the public float requirement, although Scient may be unable to continue to meet these requirements in the future.

         Our Board of Directors believes that de-listing from Nasdaq of the Common Stock could adversely affect the ability of Scient to attract new investors, may result in decreased liquidity of the outstanding shares of Common Stock and, consequently, could reduce the price at which such shares trade and increase the transaction costs inherent in trading such shares. In addition, the Board of Directors believes that de-listing of the Common Stock could deter broker-dealers from making a market in or otherwise seeking or generating interest in the Common Stock, and might deter certain persons from investing in the Common Stock. There can be no assurance, however, that (1) approval and implementation of the reverse stock split will succeed in maintaining the bid price of the Common Stock above $1.00 per share, (2) even if Nasdaq's minimum bid price maintenance standard were satisfied, the Company would be able to meet its other quantitative continued listing criteria, or (3) the Common Stock would not be de-listed by Nasdaq for other reasons.

Purpose of Reverse Stock Split

         One of the key requirements for continued listing on Nasdaq is that our Common Stock must maintain a minimum bid price above $1.00 per share. Our Common Stock has traded below $1.00 since November 8, 2001. The Board of Directors believes a reverse split may increase the price level of our Common Stock above $1.00 per share so that Scient may maintain compliance with the Nasdaq minimum bid price listing standard.

         If the stockholders do not approve the reverse stock split proposal, Scient expects the Common Stock will be de-listed in June, 2002.

         Stockholders should recognize that if the reverse split is effectuated they will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the reverse stock split divided by either ten, fifteen, or twenty, as the case may be). While we expect that the reverse split will result in an increase in the market price of our Common Stock, the reverse split may not increase the market price of our Common Stock in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the reverse split or result in the permanent increase in the market price (which is dependent upon many factors, including our performance, prospects and other factors). The history of similar reverse stock splits for companies in like circumstances is varied. The per-share market price of our Common Stock after the reverse split may not exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq. In addition, Scient could be de-listed due to a failure to meet other continued Nasdaq listing requirements even if the market price per post-reverse split share of our Common Stock remains in excess of $1.00.

         The market price of Scient's Common Stock will also be based on Scient's performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of Scient's Common Stock declines, the percentage decline as an absolute number and as a percentage of Scient's overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of Scient's Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse split will likely increase the number of stockholders of Scient who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales.

27


Consequently, the reverse split may not achieve the desired results that have been outlined above.

Principal Effects of the Reverse Stock Split

         Number of Shares of Common Stock and Corporate Matters. The reverse stock split would have the following effects on the number of shares of Common Stock outstanding:

         - depending upon the determination by the Board of Directors, either each ten, fifteen, or twenty shares of Scient's Common Stock owned by a stockholder prior to the reverse stock split would be exchanged for one (1) share of Common Stock after the reverse stock split;

         - based on the number of shares of Common Stock outstanding on April 18, 2002, and depending on the ratio determined by the Board of Directors, the number of shares of Scient's Common Stock issued and outstanding will be reduced from approximately _____ million shares to approximately either ____, ____, or ___million shares;

         - all outstanding but unexercised options and warrants entitling the holders thereof to purchase shares of Scient's Common Stock will enable such holders to purchase, upon exercise of their options or warrants, either one-tenth, one-fifteenth, or one-twentieth of the number of shares of Scient's Common Stock that such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the reverse stock split at an exercise price equal to either ten, fifteen, or twenty times the exercise price specified before the reverse stock split, resulting in approximately the same aggregate exercise price being required to be paid upon exercise thereof immediately preceding the reverse stock split; and

         - the number of shares reserved for issuance (including the number of shares subject to automatic annual increase and the maximum number of shares that may be subject to options) under Scient's existing stock option plans and its employee stock purchase plan will be reduced to one-tenth, one-fifteenth, or one-twentieth of the number of shares currently included in such plans.

         The reverse stock split will affect all of Scient's stockholders uniformly and will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to the treatment of fractional shares resulting from the reverse split. As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. Scient will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

         FRACTIONAL SHARES. We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-reverse split shares not evenly divisible by the applicable ratio will be entitled, upon surrender to the exchange agent of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing prices (as adjusted to reflect the reverse stock split) of our Common Stock, as reported in The Wall Street Journal, during the thirty (30) trading days preceding the date that is five (5) days before the effective time of the reverse stock split. If such price is not available, the fractional share payment will be based on the average of the last bid and ask prices of our Common Stock on such days or other prices determined by the Board. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

         Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where Scient is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders

28


otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

         AUTHORIZED SHARES; FUTURE STOCK ISSUANCES. Upon effectiveness of the reverse stock split, our number of authorized shares of Common Stock will remain at 500,000,000. The number of our shares outstanding will decrease from approximately _____ million shares to either approximately ____, __, or ___ million shares, based on the applicable ratio and the number of shares of Common Stock outstanding on April 18, 2002. We will continue to have 10,000,000 authorized but unissued shares of preferred stock. Authorized but unissued shares will be available for issuance, and we may issue such shares in financings or otherwise. If we issue additional shares, the ownership interest of holders of Scient's Common Stock may also be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of Scient's Common Stock.

         ACCOUNTING MATTERS. The reverse stock split will not affect the par value of our Common Stock. The reverse stock split will not impact the amounts reported as Common Stock or total stockholders' equity on Scient's balance sheet. The per share net income or loss and net book value of Scient's Common Stock will be increased because there will be fewer shares of Scient's Common Stock outstanding.

         POTENTIAL ANTI-TAKEOVER EFFECT. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of Scient's Board or contemplating a tender offer or other transaction for the combination of Scient with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate Scient's shares of Common Stock or obtain control of Scient, nor is it part of a plan by management to recommend a series of similar amendments to Scient's Board and stockholders. Other than the reverse stock split proposal, Scient's Board does not currently contemplate recommending the adoption of any other amendments to Scient's Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of Scient.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

         If Scient's stockholders approve the reverse stock split and the Board subsequently determines prior to the 2003 annual meeting of stockholders that effecting the reverse stock split is in the best interests of Scient and its stockholders, we will file an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The reverse stock split will become effective at the time of the filing of the amendment, which we refer to as the "effective time." Beginning at the effective time, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

         As soon as practicable after the effective time, stockholders will be notified that the reverse stock split has been effected. Scient's transfer agent, U.S. Stock Transfer Corporation, will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the "exchange agent." Holders of pre-reverse stock split shares will be asked to surrender to the exchange agent certificates representing such shares in exchange for certificates representing post-reverse stock split shares in accordance with the procedures to be set forth in the letter of transmittal Scient sends to its stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any pre-reverse stock split shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for post-reverse stock split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

         Even if the stockholders approve the reverse stock split, Scient reserves the right not to effect the reverse stock split if in the Board's opinion it would not be in the best interests of Scient and its stockholders to effect such reverse stock split.

No Dissenter's Rights

29


         Under the Delaware General Corporation Law, Scient's stockholders are not entitled to dissenter's rights with respect to the reverse stock split, and Scient will not independently provide stockholders with any such right.

Certain United States Federal Income Tax Consequences

         The following is a summary of certain United States federal income tax consequences of the reverse stock split generally applicable to the holders of Scient shares. This summary addresses only such stockholders who hold their pre-reverse stock split shares as capital assets and will hold the post-reverse stock split shares as capital assets. This discussion does not address all United States federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder is advised to consult his or her tax advisor as to the particular facts and circumstances which may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the reverse stock split.

         EXCHANGE PURSUANT TO REVERSE STOCK SPLIT. No gain or loss will be recognized by a stockholder upon such stockholder's exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split, except to the extent of cash, if any, received in lieu of fractional shares. See "Cash in Lieu of Fractional Shares" below. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor (excluding any portion of the holder's basis allocated to fractional shares), and the holding period of the post-reverse stock split shares will include the holding period of the pre-reverse stock split shares.

         CASH IN LIEU OF FRACTIONAL SHARES. A holder of pre-reverse stock split shares who receives cash in lieu of a fractional share of post-reverse stock split shares will generally be treated as having received such fractional share pursuant to the reverse stock split and then as having exchanged such fractional share for cash in a redemption by Scient. The amount of any gain or loss will be equal to the difference between the ratable portion of the tax basis of the pre-reverse stock split shares exchanged in the reverse stock split that is allocated to such fractional share and the cash received in lieu thereof. In general, any such gain or loss will constitute long-term capital gain or loss if such pre-reverse stock split shares have been held by the holder for more than one year at the time of the reverse stock split.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The affirmative vote of the holders of a majority of all outstanding shares of Scient's Common Stock will be required for approval of the authorization of the board to effect the amendment. As a result, abstentions and broker non-votes will have the same effect as negative votes.

         THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AUTHORIZE THE BOARD TO AMEND SCIENT'S CERTIFICATE OF INCORPORATION TO EFFECT, AS DETERMINED BY OUR BOARD OF DIRECTORS, EITHER A ONE-FOR-TEN, ONE-FOR-FIFTEEN, OR ONE-FOR-TWENTY, REVERSE SPLIT OF THE OUTSTANDING SHARES OF SCIENT'S ISSUED AND OUTSTANDING COMMON STOCK.

30


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

iXL Enterprises COMMON STOCK TRANSACTIONS

         The following table sets forth private placement purchases of iXL Enterprises capital stock by Scient's executive officers and directors since January 1, 2001:

                                                                                            Aggregate Purchase
               Purchaser           Date of Transaction           Securities Purchased             Price
               ---------           -------------------         -----------------------      ------------------
       Christopher M. Formant       January 9, 2001            1,500,000 shares of iXL          $1,500,000
                                                               common stock
        Frank K. Bynum, Jr.          March 30, 2001            275,000 shares of iXL            $  275,000
                                                               common stock

         Each share of iXL Enterprises common stock was exchangeable for and converted into one share of our Common Stock upon the business combination of Scient Corporation and iXL Enterprises, Inc.

         In contemplation of his employment, Mr. Formant purchased 1.5 million shares of iXL Enterprises common stock in a private placement. The purchase price of $1.00 was the closing market price on the date of purchase. The purchase price of the shares was paid by two loans from iXL Enterprises: a four-year promissory note in the amount of $1 million and a bridge note in the amount of $500,000, each bearing interest at 9% per annum, payable at maturity. The bridge note was due and payable promptly upon Mr. Formant's receipt of payment of his capital account (or other funds such as his 401K) from his previous employer. Mr. Formant repaid the bridge note in March 2001. The four-year promissory note is due and payable on January 9, 2005. Mr. Formant has agreed to prepay the loan with the net after tax proceeds of any annual bonus he receives in excess of $500,000, plus the net after tax proceeds from the sale of any shares acquired from the stock purchased or from the sale of exercised stock options. The shares purchased are subject to the terms and conditions of a Pledge and Security Agreement.

         On March 30, 2001, iXL Enterprises completed a private placement of common stock to various investors. Mr. Bynum participated in this private placement.

TERM LOAN FACILITY GUARANTEES

         On March 18, 2002, Scient executed a term loan facility with Inmark Capital Corp. (as subsequently assigned to North Fork Bank) providing financing in an amount not exceeding $9.4 million. Availability of funds under this facility is dependent upon the guarantee of individual loans made under the facility by certain directors or significant stockholders with board representation. Such guarantees are secured by pledges of collateral by such guarantors. The following table sets forth the guarantors of this facility and the collateral pledged by such guarantor:

               Guarantor                        Relationship to Scient                Collateral Pledged
               ---------                        ----------------------                ------------------
        Christopher M. Formant               Chief Executive Officer and        $100,000 in cash
                                             Director
        Eric Greenberg                       Director                           $250,000 in cash
        Kelso & Company                      stockholder (Frank K. Bynum, a     letter of credit in the amount
                                             principal of Kelso & Company, is   of $625,000
                                             a Scient Director)
        Robert M. Howe                       Chairman of the Board              $5,301,301 in cash

         This term loan facility matures March 18, 2004. Stephen A. Mucchetti, one of our directors, previously guaranteed this loan and pledged $300,000 in cash in connection therewith. Mr. Mucchetti's guarantee and pledge have since been terminated.

OFFICE LEASE

         U. Bertram Ellis, Jr., Vice Chairman of the Board of Scient, is a limited partner in the

31


partnership that owns a building in which iXL Enterprises began leasing space in May 1997. The lease expires December 31, 2008. In 2001, Scient and iXL Enterprises paid approximately $ 1.0 million in rental payments. Scient believes that on the date this lease was entered into it was at fair market value and was negotiated on an arm's-length basis.

OTHER DIRECTORSHIPS

         Mr. Howe, Scient's Chairman, is also a director of two of Scient's clients in 2001. Mr. Howe is a member of the boards of directors of the Development Bank of Singapore and S.C. Johnson Commercial Markets. Scient (and its predecessor entity, Scient Corporation) billed $2,183,173 in fees for the year ended December 31, 2001 from transactions with the Development Bank of Singapore. Scient (and its predecessor entity, Scient Corporation) billed $288,215 in fees for the year ended December 31, 2001 from transactions with S.C. Johnson Commercial Markets. The terms and conditions of such transactions were normal and customary.

         Mr. Ellis, Scient's Vice Chairman, is also a director of one of Scient's clients. Mr. Ellis is a member of the board of directors of ProAct Technologies Corp. Scient (and its predecessor entity, iXL Enterprises) billed $593,721 in fees for the year ended December 31, 2001 from transactions with the ProAct Technologies Corp.

         For portions of 2001, Mr. Arnold, a Scient director, by virtue of a management contract between Convex Management Corporation and eWireless, Inc., acted as the Chief Executive Officer of eWireless. Mr. Arnold also served as a director of eWireless for portions of 2001. Mr. Arnold is the Chief Executive Officer and a Director of Convex. During 2001, Scient recognized approximately $3.3 million of revenue generated from services performed for eWireless in the ordinary course of Scient's business.

CLIENT RELATIONSHIPS

         Scient believes that all of the transactions set forth above were negotiated at arm's length and were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         The members of Scient's Board of Directors, the executive officers of Scient and persons who hold more than 10% of Scient's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of Scient's Common Stock and their transactions in such Common Stock. Based upon (1) the copies of Section 16(a) reports that Scient received from such persons for transactions in the Common Stock and their Common Stock holdings from November 8, 2001 through December 31, 2001, and (2) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for such period, Scient believes that all reporting requirements under Section 16(a) for such period were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders, except as described herein.

         Messrs. Howe, Formant, Mucchetti, Ellis, Browne, Bynum, Greenberg, Arnold, inadvertently failed to timely file a Form 3 with the Commission to report their holdings upon our securities becoming registered pursuant to
Section 12 of the Securities Exchange Act of 1934 as of November 7, 2001, the date of our business combination. Mr. Tortoroli inadvertently failed to timely file a Form 3 with the Commission to report his holdings upon appointment as our Chief Financial Officer. Messrs. Formant, Tortoroli, Ellis, Browne, Bynum, Greenberg and Arnold inadvertently failed to timely file a Form 5 with the Commission with respect to options to purchase shares of our Common Stock issued to them from November 8, 2001 through December 31, 2001. As of the date of mailing of this Proxy Statement, all Forms 3 and 5 have been filed. The Company has taken steps to ensure that its officers and directors are aware of the requirements for the filing of these reports and intends to improve its assistance in the preparation of these reports in the future.

                                    FORM 10-K

         SCIENT WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF SCIENT'S FORM 10-K REPORT FOR CALENDAR YEAR ENDED DECEMBER 31, 2001, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULE AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO SCIENT, INC., 79 Fifth Avenue, NEW YORK, NEW YORK 10003, ATTN: OFFICE OF THE GENERAL COUNSEL.

                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

         Stockholder proposals intended to be presented at the 2003 Annual Meeting of stockholders must be received by Scient at its offices at 79 Fifth Avenue, New York, New York 10003, Attn: Secretary, not later than _______, 2003 and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in Scient's proxy statement for

32


that meeting.

         Pursuant to new amendments to Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, if a stockholder who intends to present a proposal at the 2003 Annual Meeting of stockholders does not notify Scient of such proposal on or prior to _____, 2003, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the Annual Meeting, even though there is no discussion of the proposal in the 2003 Proxy Statement. Scient currently believes that the 2003 Annual Meeting of stockholders will be held during the second week of June 2003.

33


                                  OTHER MATTERS

         The Board of Directors of Scient knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.



                                       BY ORDER OF THE BOARD OF DIRECTORS,



                                       /s/ Jacques Tortoroli
                                       ----------------------------------------
                                       Secretary


New York, New York
April __, 2002

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

         THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

34


                                   APPENDIX A

                       AUDIT AND FINANCE COMMITTEE CHARTER
                            (ADOPTED April 12, 2002)

PURPOSE AND SCOPE

         This Charter governs the operations of the Audit and Finance Committee (the "Committee") of the Board of Directors (the "Board") of Scient, Inc., a Delaware corporation (the "Company"). The purpose of the Committee is to assist the Board in fulfilling its responsibilities to oversee:

- the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public, or any other user of such financial statements;
-        the Company's systems of internal accounting and financial controls;
-        the independence and performance of the Company's outside auditors; and
- compliance by the Company with any legal compliance and ethics programs as may be established by the Board and the Company's management from time-to-time.

         In fulfilling its obligations, the Committee shall maintain free and open communications between the Committee and the Company's independent auditors, internal accounting staff, and management.

         In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The Committee is authorized to retain outside or special counsel, auditors, accounting or other consultants, experts, and professionals for this purpose. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants or advisors to, the Committee.

         The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. This Charter shall be published as an appendix to the Company's Proxy Statement for the Company's annual meeting of stockholders to the extent required by the rules and regulations of the Securities and Exchange Commission.

MEMBERS OF THE COMMITTEE

         The Committee shall be comprised of not less than three members of the Board. The members of the Committee shall meet all "independence" and qualification requirements of the rules and regulations of the Nasdaq Stock Market, as such rules and regulations may be amended or supplemented from time-to-time. Accordingly, each member of the Committee must be a director who:

- has no relationship to the Company that may interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director; and
- is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, or will become able to do so within a reasonable period of time after appointment to the Committee.

         In addition, at least one member of the Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background that results in such individual's financial sophistication including, but not limited to, being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

         Under exceptional and limited circumstances, however, one director who is not independent as defined in the rules and regulations of the Nasdaq Stock Market and who is not a current

35


employee or an immediate family member of an employee of the Company may serve as a member of the Committee, provided that:

- the Board determines that membership by the individual on the Committee is required by the best interests of the Company and its stockholders, and
- the Company complies with all other requirements of the rules and regulations of the Nasdaq Stock Market with respect to non-independent members of the Committee, as such rules and regulations may be amended or supplemented from time-to-time.

KEY RESPONSIBILITIES AND PROCESSES

         The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and to report the results of the Committee's activities to the Board. The Committee recognizes that management shall be responsible for preparing the Company's financial statements and the independent auditors shall be responsible for auditing those financial statements. The functions set forth below shall be the principal recurring activities of the Committee in carrying out its oversight function. In carrying out its responsibilities, however, the Committee shall remain flexible in order to best react to changing conditions and circumstances. The following functions are set forth as a guide with the understanding that the Committee may deviate from this guide and supplement these functions as the Committee deems appropriate under the circumstances.

         1. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's stockholders. The Committee and the Board shall have the ultimate authority and responsibility to select (or to nominate for shareholder approval) the independent auditors, to approve the fees to be paid to the independent auditors, to evaluate the performance of the independent auditors, and, if appropriate, to replace the independent auditors.

         2. The Committee shall discuss with management and the independent auditors the overall scope and plans for the audit, including the adequacy of staffing and the compensation to be paid to the independent auditors. The Committee also shall discuss with management and the independent auditors the adequacy and effectiveness of the Company's accounting and financial controls, including the Company's system to monitor and management business risk, as well as legal and ethical compliance programs. To the extent the Committee deems it to be necessary, the Committee shall meet separately with the internal accounting staff and the independent auditors, with or without management present, as well as the Company's Chief Financial Officer and other management personnel, to discuss the results of the Committee's examinations.

         3.       The Committee shall:

- ensure that the independent auditors submit annually a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1, as such standard may be amended or supplemented from time to time;
- discuss with the independent auditors any such relationships or services provided by the independent auditors and their impact on the objectivity and independence of the independent auditors; and
- recommend that the Board take appropriate action to oversee the independence of the independent auditors.

         4. If so requested by the independent auditors or the Company's management, prior to the filing of the Company's Quarterly Report on Form 10-Q the Committee (as a whole or acting through the Committee chair) shall:

- review the interim financial statements with management and the independent auditors, and
- discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, including Statement of Auditing Standards ("SAS") No. 71, as such may be amended or supplemented from time to time.

36


5. The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of the Form 10-K), including the auditors' judgment about the quality, not just acceptability, of the Company's accounting principles, the consistency of the Company's accounting policies and their application, and the clarity and completeness of the Company's financial statements and related disclosures. The Committee also shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, including SAS No. 61, as such may be amended or supplemented.

6. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's Proxy Statement to be delivered to stockholders in connection with the Company's annual meeting of stockholders.

         With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company's financial management, including its internal audit staff, as well as the independent auditors, have more time, knowledge, and more detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors, or to assure compliance with laws and regulations and the Company's internal policies and procedures.

37


                                  APPENDIX B-1

                                  {ONE-FOR-TEN}

         AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                  SCIENT, INC.


         Scient, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY that:

         FIRST, The Board of Directors of the Corporation, at a duly called meeting, duly adopted the following resolution:

         RESOLVED, that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Section 4.1 of the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") is hereby amended to include the following text immediately following the last sentence of such Section 4.1:

                  "Effective as of the date this Certificate of Amendment to the Certificate of Incorporation is duly filed with the Secretary of State of the State of Delaware (the "Effective Date"), each ten (10) shares of common stock, par value $.0001 per share, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall be exchanged for one (1) share of the Corporation's common stock, par value $.0001 per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates, which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (whether one or more, the "Old Certificates"), shall be entitled to receive upon surrender of such Old Certificates to the exchange agent duly appointed by the Corporation, U.S. Stock Transfer Corporation (the "Exchange Agent"), for cancellation, a certificate or certificates (whether one or more, the "New Certificates") representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Corporation. A holder of Old Certificates shall receive, in lieu of any fraction of a share of New Common Stock to which the holder would otherwise be entitled, a cash payment therefor. Such cash payment will equal the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing prices of the Old Common Stock, as reported in The Wall Street Journal, during the thirty (30) trading days preceding the date that is five
         (5) days before the Effective Time. The Corporation may retain a third party to collect and pool fractional share interests, sell the same and return payment to the holders of such interests. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Exchange Agent determines that a holder of Old Certificates has not tendered all such certificates for exchange, the Exchange Agent shall carry forward any fractional share until all certificates of such holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to

38


         be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, to provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable."

         FURTHER RESOLVED, that the shares of New Common Stock to be issued in exchange for shares of Old Common Stock shall, upon such issuance, be deemed to have been duly authorized and will be fully paid, validly issued and nonassessable; and

         FURTHER RESOLVED, that each of the officers of the Corporation is hereby authorized to take all such steps and to do all such acts and things as they or any one of them shall deem necessary or advisable to carry out the intent and purposes of the foregoing resolutions, including, but not limited to, the making of any and all payments, the making and execution of any necessary or advisable instruments, certificates, affidavits, or other documents in connection therewith, the signing or endorsement of any checks, posting of any bonds, and the payment of any fees in such connection, and, from time to time, to take any and all actions to make, execute, verify, and, as necessary, file all applications, certificates, documents or other instruments and to do any and all acts and things which any one or more of them shall deem necessary, advisable or appropriate in order to carry out the intent and purposes of any and all of the foregoing resolutions.

         SECOND, The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law; (a) the Board of Directors of the Corporation having duly adopted resolutions on April 18, 2002 authorizing such amendment, declaring its advisability and directing that such amendment be submitted to the stockholders of the Corporation for their consideration and approval, and (b) the stockholders of the Corporation having duly approved and adopted such amendment by the affirmative vote of stockholders holding a majority of all outstanding shares of capital stock entitled to vote thereon, with such affirmative vote effective on May ___, 2002.

         THIRD. The capital of the Corporation will not be reduced under or by reason of said amendment.

         [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the undersigned authorized officers as of the ____day of _______, 2002.



SCIENT, INC.



By:
   --------------------------------
   Christopher M. Formant
   President & CEO



ATTEST:



-----------------------------------
Jacques Tortoroli
Secretary

39


                                  APPENDIX B-2

                                 ONE-FOR-FIFTEEN

         AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                  SCIENT, INC.

         Scient, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY that:

         FIRST, The Board of Directors of the Corporation, at a duly called meeting, duly adopted the following resolution:

         RESOLVED, that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Section 4.1 of the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") is hereby amended to include the following text immediately following the last sentence of such Section 4.1:

                  "Effective as of the date this Certificate of Amendment to the Certificate of Incorporation is duly filed with the Secretary of State of the State of Delaware (the "Effective Date"), each fifteen (15) shares of common stock, par value $.0001 per share, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall be exchanged for one (1) share of the Corporation's common stock, par value $.0001 per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates, which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (whether one or more, the "Old Certificates"), shall be entitled to receive upon surrender of such Old Certificates to the exchange agent duly appointed by the Corporation, U.S. Stock Transfer Corporation (the "Exchange Agent"), for cancellation, a certificate or certificates (whether one or more, the "New Certificates") representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Corporation. A holder of Old Certificates shall receive, in lieu of any fraction of a share of New Common Stock to which the holder would otherwise be entitled, a cash payment therefor. Such cash payment will equal the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing prices of the Old Common Stock, as reported in The Wall Street Journal, during the thirty (30) trading days preceding the date that is five
         (5) days before the Effective Time. The Corporation may retain a third party to collect and pool fractional share interests, sell the same and return payment to the holders of such interests. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Exchange Agent determines that a holder of Old Certificates has not tendered all such certificates for exchange, the Exchange Agent shall carry forward any fractional share until all certificates of such holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to

40


         be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, to provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable."

         FURTHER RESOLVED, that the shares of New Common Stock to be issued in exchange for shares of Old Common Stock shall, upon such issuance, be deemed to have been duly authorized and will be fully paid, validly issued and nonassessable; and

         FURTHER RESOLVED, that each of the officers of the Corporation is hereby authorized to take all such steps and to do all such acts and things as they or any one of them shall deem necessary or advisable to carry out the intent and purposes of the foregoing resolutions, including, but not limited to, the making of any and all payments, the making and execution of any necessary or advisable instruments, certificates, affidavits, or other documents in connection therewith, the signing or endorsement of any checks, posting of any bonds, and the payment of any fees in such connection, and, from time to time, to take any and all actions to make, execute, verify, and, as necessary, file all applications, certificates, documents or other instruments and to do any and all acts and things which any one or more of them shall deem necessary, advisable or appropriate in order to carry out the intent and purposes of any and all of the foregoing resolutions.

         SECOND, The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law; (a) the Board of Directors of the Corporation having duly adopted resolutions on April 18, 2002 authorizing such amendment, declaring its advisability and directing that such amendment be submitted to the stockholders of the Corporation for their consideration and approval, and (b) the stockholders of the Corporation having duly approved and adopted such amendment by the affirmative vote of stockholders holding a majority of all outstanding shares of capital stock entitled to vote thereon, with such affirmative vote effective on May ___, 2002.

         THIRD. The capital of the Corporation will not be reduced under or by reason of said amendment.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the undersigned authorized officers as of the ____day of _______, 2002.



SCIENT, INC.



By:
   -------------------------------
   Christopher M. Formant
   President & CEO



ATTEST:



-----------------------------------
Jacques Tortoroli
Secretary

41


                                  APPENDIX B-3

                                 ONE-FOR-TWENTY

         AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                  SCIENT, INC.

         Scient, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY that:

         FIRST, The Board of Directors of the Corporation, at a duly called meeting, duly adopted the following resolution:

         RESOLVED, that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Section 4.1 of the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") is hereby amended to include the following text immediately following the last sentence of such Section 4.1:

                  "Effective as of the date this Certificate of Amendment to the Certificate of Incorporation is duly filed with the Secretary of State of the State of Delaware (the "Effective Date"), each twenty (20) shares of common stock, par value $.0001 per share, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall be exchanged for one (1) share of the Corporation's common stock, par value $.0001 per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates, which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (whether one or more, the "Old Certificates"), shall be entitled to receive upon surrender of such Old Certificates to the exchange agent duly appointed by the Corporation, U.S. Stock Transfer Corporation (the "Exchange Agent"), for cancellation, a certificate or certificates (whether one or more, the "New Certificates") representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Corporation. A holder of Old Certificates shall receive, in lieu of any fraction of a share of New Common Stock to which the holder would otherwise be entitled, a cash payment therefor. Such cash payment will equal the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing prices of the Old Common Stock, as reported in The Wall Street Journal, during the thirty (30) trading days preceding the date that is five
         (5) days before the Effective Time. The Corporation may retain a third party to collect and pool fractional share interests, sell the same and return payment to the holders of such interests. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Exchange Agent determines that a holder of Old Certificates has not tendered all such certificates for exchange, the Exchange Agent shall carry forward any fractional share until all certificates of such holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered

42


         for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, to provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable."

         FURTHER RESOLVED, that the shares of New Common Stock to be issued in exchange for shares of Old Common Stock shall, upon such issuance, be deemed to have been duly authorized and will be fully paid, validly issued and nonassessable; and

         FURTHER RESOLVED, that each of the officers of the Corporation is hereby authorized to take all such steps and to do all such acts and things as they or any one of them shall deem necessary or advisable to carry out the intent and purposes of the foregoing resolutions, including, but not limited to, the making of any and all payments, the making and execution of any necessary or advisable instruments, certificates, affidavits, or other documents in connection therewith, the signing or endorsement of any checks, posting of any bonds, and the payment of any fees in such connection, and, from time to time, to take any and all actions to make, execute, verify, and, as necessary, file all applications, certificates, documents or other instruments and to do any and all acts and things which any one or more of them shall deem necessary, advisable or appropriate in order to carry out the intent and purposes of any and all of the foregoing resolutions.

         SECOND, The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law; (a) the Board of Directors of the Corporation having duly adopted resolutions on April 18, 2002 authorizing such amendment, declaring its advisability and directing that such amendment be submitted to the stockholders of the Corporation for their consideration and approval, and (b) the stockholders of the Corporation having duly approved and adopted such amendment by the affirmative vote of stockholders holding a majority of all outstanding shares of capital stock entitled to vote thereon, with such affirmative vote effective on May ___, 2002.

         THIRD. The capital of the Corporation will not be reduced under or by reason of said amendment.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the undersigned authorized officers as of the ____day of _______, 2002.



SCIENT, INC.



By:
   --------------------------------
   Christopher M. Formant
   President & CEO



ATTEST:


-----------------------------------
Jacques Tortoroli
Secretary

43


PROXY                              SCIENT, INC.                            PROXY
                       79 FIFTH AVENUE, NEW YORK, NY 10003

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SCIENT, INC.

         FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY __, 2002

         The undersigned holder of Common Stock, par value $.0001, of Scient, Inc. ("Scient") hereby appoints Christopher M. Formant and Jacques Tortoroli, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of Scient that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on ______, May ___, 2002 at _______, Eastern Time, at _____________,
New York, New York and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

         This Proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, and 3 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this Proxy at any time before it is voted by delivering to the Corporate Secretary of Scient either a written revocation of this Proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, and 3.

         PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                  (Continued and to be Signed on Reverse Side)

44


1. To re-elect Mr. Bynum and Mr. Greenberg to the Board of Directors for a term ending upon the 2005 Annual Meeting of Stockholders or until their successors are elected and qualified.

                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

2. To ratify the appointment of KPMG LLP as Scient's independent accountants for the calendar year ending December 31, 2002.

                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

3. To approve each amendment to Scient's Amended and Restated Certificate of Incorporation and to authorize the Board of Directors to effect a reverse stock split of our Common Stock in a ratio of 1-for-10, 1-for-15, or 1-for-20, as determined by our Board of Directors, at any time before the 2003 annual meeting of stockholders.

                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

         In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

         The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.



                                    Signature:
                                              ---------------------------------

                                    -------------------------------------------
                                    Signature (if held jointly):

                                    Date:                                , 2002
                                         --------------------------------

                                    Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint- tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.